UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2008 (September 25, 2008)

ADVANCED VOICE RECOGNITION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52390	98-0511932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7659 E. Wood Drive, Scottsdale, Arizona 85260
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (480) 704-4183

__________N/A__________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2008, Advanced Voice Recognition Systems, Inc., a Nevada corporation (the “Company”), entered into a Purchase Agreement dated September 24, 2008 with Lion Share Capital LLC, a Kansas limited liability company (“Lion Share”), pursuant to which Lion Share issued to the Company a promissory note in the amount of $5,000,000 in exchange for 16,000,000 shares of the Company’s common stock, par value $.001 per share. The promissory note will accrue interest at an annual rate equal to 7.5% and will mature in full on March 23, 2009. A copy of the Purchase Agreement, which includes a copy of the promissory note, is included as Exhibit 10.1 to this Current Report on Form 8-K.

Pursuant to the Purchase Agreement, Lion Share is required to repay the principal amount of the promissory note, together with all interest thereon, in three installments: $750,000 in principal, together with all accrued but unpaid interest thereon, on or before November 8, 2008; $3,000,000 in principal, together with all accrued but unpaid interest thereon, on or before February 6, 2009; and $1,250,000 in principal, together with all accrued but unpaid interest thereon, on or before March 23, 2009. Lion Share pledged the shares of common stock issued to it pursuant to the Purchase Agreement as collateral to secure Lion Share’s satisfaction of its obligations under the promissory note. Portions of the shares of common stock pledged as collateral will be released upon the Company’s receipt of the periodic principal and interest payments.

On September 29, 2008, the Company and Lambert Lavallee entered into a Letter Agreement dated September 29, 2008 (the “Modification Agreement”), which modifies that certain Letter Agreement dated April 28, 2008 (the “Letter Agreement”). The Letter Agreement was included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 19, 2008. Pursuant to the Modification Agreement, Mr. Lavallee is required to deliver to the Company an aggregate of $1,400,000 on or before November 15, 2008, or in the alternative, tender to Company for cancellation two and one-half (2 1/2) shares of the Company’s common stock for every $1 not paid, subject to the terms and conditions of the Letter Agreement, as modified by the Modification Agreement. The Modification Agreement is included as Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

As described in Item 1.01 above, on September 25, 2008, the Company issued 16,000,000 shares of its common stock, par value $.001 per share, to Lion Share. The issuance was completed in reliance on exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D. The securities were acquired by a single investor who had access to information about the Company.

Item 7.01 Regulation FD Disclosure.

On September 29, 2008, the Company issued a press release entitled “Advanced Voice Recognition Systems, Inc. to Receive $5 Million Investment from Wichita, Kansas Firm Lion Share Capital, LLC.” A copy of the press release is furnished herewith as Exhibit 99.1.

All of the information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Descriptions

10.1  Purchase Agreement dated September 24, 2008.

10.2  Letter Agreement dated September 29, 2008.

99.1  Press release dated September 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

Dated: October 1, 2008	By:	/s/ Walter Geldenhuys
Name: Walter Geldenhuys
Title: President, Chief Executive Officer & Chief Financial Officer

Exhibit Index

Exhibit No. Document

10.1  Purchase Agreement dated September 24, 2008.

10.2  Letter Agreement dated September 29, 2008.

99.1  Press release dated September 29, 2008.